EXHIBIT 99.1

Midwest Energy Emissions Corp Becomes “Birchtech”,

Corporate Name Change and Stock Symbol Announced Alongside Conditional Listing Approval from the TSX

New Corporate Name & Stock Symbol [BCHT] Reflects the Firm’s Technology Capacities, Supporting Investor Growth on a Leading North American Stock Exchange

CORSICANA, Texas (October 15, 2024, 7:07 a.m. CT) - Midwest Energy Emissions Corp. (TSXV:MEEC) (OTCQB:MEEC) ("ME2C Environmental" or the “Company”), a leading environmental technologies firm, today announced it is rebranding to “Birchtech”, with a change in its corporate name to “Birchtech Corp.” Beginning with the market open on Thursday, October 17, 2024, the Company’s shares will trade under the Company’s new stock symbol of [BCHT] on the TSX Venture Exchange (TSX-V) in Canada and is expected to trade concurrently under the new name and symbol on the OTCQB in the U.S. The new trading symbol will better represent the new corporate name.

The Company’s shares currently trade on both the TSX-V in Canada and the OTCQB Venture Market operated by the OTC Markets Group Inc. in the United States.

The Company also announces it has received conditional approval to list its shares of common stock on the Toronto Stock Exchange (“TSX”). The listing is subject to the Company fulfilling certain requirements of the TSX in accordance with the terms of its conditional approval letter. The TSX is the largest exchange in Canada and one of the largest in North America. The Company anticipates the graduation to the TSX will increase share liquidity and gain broader accessibility to the global investor market, as the TSX supports greater trading volumes among institutional investors worldwide (compared to the TSX-V).

Richard MacPherson, CEO, states “We are now a multi-faceted Environmental Technology Firm with strong experience and competencies in multiple sectors. Since 2008, ME2C has established legacy success in environmental technologies focused on clean air. In early 2024, we announced the extension of our unique expertise and technology development as we entered the massive water treatment industry in North America. We now have two very solid divisions, ME2C and WE2C, providing significant revenue streams and opportunities, housed under Birchtech. Due to our solid growth and development in two sectors, our past corporate profile, as a single environmental technology owner, no longer matches our strategic vision in the development of new, innovative technologies now focused on clean water. Establishing a robust corporate entity is in alignment with our corporate mission to develop disruptive new environmental technologies. Under Birchtech, this reorganization, utilizing our team’s complementary, unique skillsets and knowledge will continue to produce innovative, industry leading solutions for all markets facing critical environmental concerns in both areas of air and water purification.

“Through Birchtech, we will maintain our stable position and growth providing mercury emissions technologies and expect to realize considerable growth in our new water technologies as we continue to develop new technologies allowing the affordable removal of PFAS (‘forever chemicals’) beginning in late 2024.

“Our long-term Canadian and overseas shareholders will benefit from the larger, more accessible TSX exchange, and the increase in trading activity that a larger, more recognized trading platform should provide. The TSX main board provides a broader reach to potential investors outside of North America. This movement will support our continued progress to move onto a major U.S. exchange in the near future,” concludes MacPherson.

The Company will continue operations of its separate divisions, ME2C Environmental and WE2C Environmental, under the separate division names. Public filings and trading activity will be issued under “Birchtech Corp.”

About Birchtech Corp.

Midwest Energy Emissions Corp. (TSXV:MEEC, OTCQB:MEEC), which has been renamed Birchtech Corp. effective on October 17, 2024, is an environmental technology firm that promotes cleaner water and air with highly effective, affordable, and sustainable business solutions. The Company’s separate operating divisions each offer innovative, efficient technologies addressing critical industry concerns. With over 40 patents, the Company’s ME2C Environmental division has provided patented SEA® sorbent technologies for mercury emissions capture to the coal-fired utility sector since 2008. WE2C Environmental is focused on developing new, disruptive technologies for PFAS/PFOS removal from potable (drinking) water. New and innovative water purification technologies are under development and expected to meet the growing demand for sustainable water solutions worldwide. Learn more at http://www.birchtech.com.

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain "forward-looking statements" that are made pursuant to the Safe Harbor Provisions of the U.S. Private Securities Litigation Reform Act of 1995 or forward-looking information under applicable Canadian securities laws (collectively, "forward-looking statements"). Forward-looking statements are generally identified by using words such as "anticipate," "believe," "plan," "expect," "intend," "will," and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements in this release include statements relating to the change of the Company’s corporate name and stock symbol, the listing of the Company’s shares on the TSX and anticipated impact of such listing and expected developments and growth in the Company’s business. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. In addition, this release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance or other forward-looking statements contained in this release can be found in the Company’s periodic filings with the Securities and Exchange Commission or Canadian securities regulators.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Media Inquiries:

Sandi Scott

Tunheim

Direct: 651-208-4582

sscott@tunheim.com

Institutional Investor Relations Contact:

Jessica Butt

Adelaide Capital

Direct: 416-844-6202

jessica@adcap.ca

Corporate Shareholder Investor Relations Contact:

Main: 614-505-6115

ir@birchtech.com

ir@me2cenvironmental.com

2